As filed with the United States Securities and Exchange Commission on March 9, 2021 under the
Securities Act of 1933, as amended.
No. 333-253319

UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

AMENDMENT No. 1 to FORM S-1
REGISTRATION STATEMENT
UNDER
THE SECURITIES ACT OF 1933

B CAPITAL TECHNOLOGY OPPORTUNITIES CORP.
(Exact name of registrant as specified in this charter)

Cayman Islands (State or other jurisdiction of incorporation or organization)	6770 (Primary Standard Industrial Classification Code Number)	98-1579640 (I.R.S. Employer Identification No.)

10 Hudson Yards
New York, NY 10001
(310) 698-1270

(Address, including zip code, and telephone number, including area code, of registrant’s principal executive offices)

Raj Ganguly
c/o B Capital Technology Opportunities Corp.
10 Hudson Yards
New York, NY 10001
(310) 698-1270

 (Name, address, including zip code, and telephone number, including area code, of agent for service)

Copies:
Paul D. Tropp, Esq. Christopher J. Capuzzi, Esq. Ropes & Gray LLP 1211 Avenue of the Americas New York, New York 10036 Tel: (212) 596-6000 Fax: (212) 596-9090	Ryan J. Maierson Latham & Watkins LLP 811 Main Street, Suite 3700 Houston, Texas 77002 Tel: (713) 546-5400

Approximate date of commencement of proposed sale to the public: As soon as practicable after the effective date of this registration statement.

If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933 check the following box:  ☐

If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.  ☐

If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.  ☐

If this Form is a post-effective amendment filed pursuant to Rule 462(d) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.  ☐

Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, smaller reporting company, or an emerging growth company. See the definitions of “large accelerated filer,” “accelerated filer,” “smaller reporting company,” and “emerging growth company” in Rule 12b-2 of the Exchange Act.

Large accelerated filer	☐	Accelerated filer	☐

Non-accelerated filer	☒	Smaller reporting company	☒

		Emerging growth company	☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 7(a)(2)(B) of the Securities Act.   ☐

The Registrant hereby amends this Registration Statement on such date or dates as may be necessary to delay its effective date until the Registrant shall file a further amendment which specifically states that this Registration Statement shall thereafter become effective in accordance with Section 8(a) of the Securities Act of 1933, as amended, or until the Registration Statement shall become effective on such date as the Securities and Exchange Commission, acting pursuant to said Section 8(a), may determine.

EXPLANATORY NOTE

B Capital Technology Opportunities Corp. is filing this Amendment No. 1 to its registration statement on Form S-1 (File No. 333-253319) as an exhibits-only filing. Accordingly, this Amendment consists only of the facing page, this explanatory note, Item 16(a) of Part II of the Registration Statement, the signature page to the Registration Statement and the filed exhibits. The remainder of the Registration Statement is unchanged and has therefore been omitted.

PART II
INFORMATION NOT REQUIRED IN PROSPECTUS

Item 16.          Exhibits and Financial Statement Schedules.

(a)	The Exhibit Index is incorporated herein by reference.

EXHIBIT INDEX

Exhibit No.	Description

1.1	Form of Underwriting Agreement.**

3.1	Memorandum and Articles of Association.*

3.2	Form of Amended and Restated Memorandum and Articles of Association.

4.1	Specimen Unit Certificate.

4.2	Specimen Class A Ordinary Share Certificate.

4.3	Specimen Warrant Certificate.

4.4	Form of Warrant Agreement between Continental Stock Transfer & Trust Company and the Registrant.

5.1	Opinion of Ropes & Gray LLP.

5.2	Opinion of Maples and Calder, Cayman Islands Legal Counsel to the Registrant. *

10.1	Form of Investment Management Trust Agreement between Continental Stock Transfer & Trust Company and the Registrant.

10.2	Form of Registration and Shareholder Rights Agreement among the Registrant, the Sponsor and the Holders signatory thereto.

10.3	Form of Private Placement Warrants Purchase Agreement between the Registrant and the Sponsor.

10.4	Form of Indemnity Agreement.

10.5	Promissory Note, dated as of January 30, 2021, between the Registrant and the Sponsor. *

10.6	Securities Subscription Agreement, dated January 30, 2021 between the Registrant and the Sponsor.*

10.7	Form of Letter Agreement between the Registrant, the Sponsor and each director and executive officer of the Registrant.

10.8	Form of Administrative Services Agreement between the Registrant and the Sponsor.

23.1	Consent of Marcum LLP. *

23.2	Consent of Ropes & Gray LLP (included on Exhibit 5.1).

23.3	Consent of Maples and Calder (included on Exhibit 5.2).*

24	Power of Attorney (included on signature page to the initial filing of this Registration Statement).*

99.1	Consent of Bruce Aust*

*	Previously filed.

**	To be filed by amendment.

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, as amended, the registrant has duly caused this Amendment to the Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the United States on the 9th day of March 2021.

B CAPITAL TECHNOLOGY OPPORTUNITIES CORP.

By:	/s/ Raj Ganguly
Name: Raj Ganguly
Title: Chief Executive Officer

Signature	Title	Date

/s/ Raj Ganguly	Chief Executive Officer (Principal Executive Officer)	March 9, 2021
Raj Ganguly

/s/ Howard Morgan	Chairman of the Board (Principal Financial Officer and Principal Accounting Officer)	March 9, 2021
Howard Morgan